UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16455	76-0655566
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Main Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K), “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy, Inc. and its subsidiaries.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 23, 2006, we completed the previously announced sale of our equity interests in subsidiaries of Orion Power Holdings, Inc. owning three operating plants with a total aggregate net generating capacity of approximately 2,100 megawatts located in New York City for $975 million, subject to closing adjustments. These operations are collectively referred to as the “New York Plants.”  Orion Power Holdings, Inc. is a wholly-owned subsidiary of Reliant Energy.

The purchaser of the New York Plants is Astoria Generating Company Acquisitions, L.L.C., which is owned by Madison Dearborn Capital Partners IV, L.P. and US Power Generating Company, LLC. Other than the sale transaction, there are no material relationships between Reliant Energy and its affiliates and Astoria Generating Company Acquisitions, L.L.C. and its affiliates.

For additional information regarding the sale transaction, see (a) the pro forma financial information set forth in Item 9.01(b) of this Form 8-K, (b) a copy of our press release announcing completion of the sale, which is furnished as Exhibit 99.1 to this Form 8-K, (c) note 17(a) to our consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2005 and (d) the Purchase and Sale Agreement dated September 30, 2005, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed October 6, 2005.

Item 9.01 Financial Statements and Exhibits.

(b) Reliant Energy, Inc. and Subsidiaries - Unaudited Pro Forma Condensed Consolidated Financial Statements for Sale of New York Plants.

Note:  We have accounted for the New York Plants as discontinued operations since September 2005. Therefore, the New York Plants have been reported as discontinued operations in (a) our consolidated balance sheets (unaudited) as of September 30, 2005 and December 31, 2004 and (b) our interim consolidated statements of operations (unaudited) for the three and nine months ended September 30, 2005 and 2004, all of which are included in our Quarterly Report on Form 10-Q for the period ended September 30, 2005. In the accompanying unaudited pro forma condensed consolidated statements of operations for 2004, 2003 and 2002, the results of operations of the New York Plants are included in the column labeled “Pro Forma Adjustments for New York Plants.”

(c) We furnish the following exhibit:

99.1 — Press Release dated February 23, 2006

Reliant Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated
Financial Statements for Sale of
New York Plants

In September 2005, we signed an agreement to sell our three remaining New York plants with an aggregate net generating capacity of 2,100 MW for $975 million, subject to closing adjustments. The sale closed on February 23, 2006 and we received $980 million in cash proceeds. Concurrent with the sale, we entered into a two-year financially settled heat rate option, which was assumed by the buyer at closing. During the third quarter of 2005, we began to report the results of the New York plants as discontinued operations. These plants were a part of our wholesale energy segment.

We applied $704 million of cash proceeds, which is net of estimated taxes and transaction costs, to pay down our senior secured term loans. The remaining net cash proceeds of $249 million are currently subject to an asset sale offer to holders of the Orion Power Holdings, Inc. senior notes, which expires on March 24, 2006.  We do not expect the Orion Power Holdings, Inc. bondholders to accept the offer. Upon expiration of the offer and to the extent permitted under the terms of the Orion Power Holdings, Inc. senior notes, we plan to apply the remaining net cash proceeds to pay down our senior secured term loans. Under the terms of certain debt agreements at the time we signed the purchase and sale agreement, we were required to apply all net cash proceeds from the sale, excluding $300 million, to pay off debt. Under these provisions, we estimated that we would be required to pay down our senior secured term loans due 2010 by approximately $638 million when the sale closed.

Based on our contractual obligation to utilize a portion of the net proceeds from the sale to prepay debt, we have classified $638 million of debt as discontinued operations as of December 31, 2004, 2003 and 2002. See notes 6 and 17 to our consolidated interim financial statements in our Quarterly Report on Form 10-Q for the period ended September 30, 2005. We have also classified as discontinued operations the related deferred financing costs and interest expense on this debt.

The following pro forma condensed consolidated financial statements are presented as if the sale of the New York Plants had occurred on January 1, 2002. The pro forma financial information is based on our previously reported historical financial statements.

The unaudited pro forma condensed consolidated financial statements do not purport to present our actual results of operations as if the transactions described above had occurred on January 1, 2002, nor are they necessarily indicative of our results of operations that may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our (a) interim financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Quarterly Report on Form 10-Q for the period ended September 30, 2005 and (b) consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Reliant Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed
Consolidated Statement of Operations
For the Year Ended December 31, 2004
(Thousands of Dollars, except per share amounts)

	Historical (a)	Pro Forma Adjustments for New York Plants (b)		Pro Forma

Revenues:
Revenues	$8,731,626	$(633,404)		$8,098,222
Expenses:
Purchased power, fuel and cost of gas sold	6,885,313	(321,176)		6,564,137
Operation and maintenance	881,532	(99,070)		782,462
Selling, general and administrative	326,172	(1)		326,171
Loss on sales of receivables	33,741	—		33,741
Accrual for Payment to CenterPoint Energy, Inc.	1,600	—		1,600
Gain on sale of counterparty claim	(30,000)	—		(30,000)
Gains on sales of assets and emission allowances, net	(19,834)	—		(19,834)
Depreciation and amortization	495,272	(42,230)		453,042
Total operating expenses	8,573,796	(462,477)		8,111,319
Operating Income (Loss)	157,830	(170,927)		(13,097)
Other Income (Expense):
Loss of equity investments, net	(9,478)	—		(9,478)
Other, net	13,473	(18)		13,455
Interest expense	(465,845)	48,331	(c)	(417,514)
Interest income	35,020	(60)		34,960
Total other expense	(426,830)	48,253		(378,577)
Loss from Continuing Operations Before Income Taxes	(269,000)	(122,674)		(391,674)
Income tax benefit	(96,930)	(18,284	)(d)	(115,214)
Loss from Continuing Operations	$(172,070)	$(104,390)		$(276,460)

Basic and Diluted Loss per Share (e):
Loss from continuing operations	$(0.58)			$(0.93)

Weighted Average Shares Outstanding (thousands of shares):
Basic and Diluted (e)	297,527			297,527

See notes to unaudited pro forma condensed consolidated financial statements

Reliant Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed
Consolidated Statement of Operations
For the Year Ended December 31, 2003
(Thousands of Dollars, except per share amounts)

	Historical (a)	Pro Forma Adjustments for New York Plants (b)		Pro Forma

Revenues:
Revenues	$10,586,245	$(489,456)		$10,096,789
Expenses:
Purchased power, fuel and cost of gas sold	8,166,970	(255,355)		7,911,615
Operation and maintenance	912,666	(103,626)		809,040
Selling, general and administrative	428,454	(1)		428,453
Loss on sales of receivables	37,613	—		37,613
Accrual for Payment to CenterPoint Energy, Inc.	46,700	—		46,700
Wholesale energy goodwill impairment	985,000	—		985,000
Gains on sales of assets and emission allowances, net	(2,819)	—		(2,819)
Depreciation and amortization	397,225	(40,380)		356,845
Total operating expenses	10,971,809	(399,362)		10,572,447
Operating Loss	(385,564)	(90,094)		(475,658)
Other Income (Expense):
Loss of equity investments, net	(1,652)	—		(1,652)
Other, net	8,435	—		8,435
Interest expense	(447,260)	40,451	(c)	(406,809)
Interest income	35,070	(115)		34,955
Total other expense	(405,407)	40,336		(365,071)
Loss from Continuing Operations Before Income Taxes	(790,971)	(49,758)		(840,729)
Income tax expense	97,867	(22,775	)(d)	75,092
Loss from Continuing Operations	$(888,838)	$(26,983)		$(915,821)

Basic and Diluted Loss per Share (e):
Loss from continuing operations	$(3.03)			$(3.12)

Weighted Average Shares Outstanding (thousands of shares):
Basic and Diluted (e)	293,655			293,655

See notes to unaudited pro forma condensed consolidated financial statements

Reliant Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed
Consolidated Statement of Operations
For the Year Ended December 31, 2002
(Thousands of Dollars, except per share amounts)

	Historical (a)	Pro Forma Adjustments for New York Plants (b)		Pro Forma

Revenues:
Revenues	$10,693,420	$(462,966)		$10,230,454
Expenses:
Purchased power, fuel and cost of gas sold	8,434,986	(189,477)		8,245,509
Operation and maintenance	912,453	(76,310)		836,143
Selling, general and administrative	446,941	—		446,941
Loss on sales of receivables	10,347	—		10,347
Accrual for Payment to CenterPoint Energy, Inc.	128,300	—		128,300
Depreciation and amortization	349,484	(35,092)		314,392
Total operating expenses	10,282,511	(300,879)		9,981,632
Operating Income	410,909	(162,087)		248,822
Other Income (Expense):
Income of equity investments, net	17,836	—		17,836
Other, net	(7,028)	(150)		(7,178)
Interest expense	(222,925)	16,343	(c)	(206,582)
Interest income	27,244	(1,041)		26,203
Interest income – affiliated companies, net	4,754	—		4,754
Total other expense	(180,119)	15,152		(164,967)
Income from Continuing Operations Before Income Taxes	230,790	(146,935)		83,855
Income tax expense	112,090	(57,573	)(d)	54,517
Income from Continuing Operations	$118,700	$(89,362)		$29,338

Basic Earnings per Share:
Income from continuing operations	$0.41			$0.10

Diluted Earnings per Share:
Income from continuing operations	$0.41			$0.10

Weighted Average Shares Outstanding (thousands of shares):
Basic	289,953			289,953
Diluted	291,480			291,480

See notes to unaudited pro forma condensed consolidated financial statements

Reliant Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements

(a)          Certain reclassifications have been made to the historical amounts in order to conform to the presentation in our Quarterly Report on Form 10-Q for the period ended September 30, 2005. These reclassifications had no impact on income/loss from continuing operations or net income/loss.

(b)         These pro forma adjustments represent the amounts and/or activities of the operations of our New York Plants for the periods indicated. All intercompany allocations and balances have been excluded from these adjustments.

(c)          Under the terms of certain debt agreements at the time we signed the purchase and sale agreement, we were required to apply all net cash proceeds from the sale, excluding $300 million, to pay off debt. Under these provisions, we estimated that we would be required to pay down our senior secured term loans due 2010 by approximately $638 million when the sale closed. Based on our contractual obligation to utilize a portion of the net proceeds from the sale to prepay debt, we have classified $638 million of debt as discontinued operations as of December 31, 2004, 2003 and 2002. We have also classified as discontinued operations the related deferred financing costs and interest expense on this debt.

(d)         One of the entities sold was a limited partnership, which does not have income tax obligations, other than city income taxes. The income tax adjustments represent (a) the actual amounts and/or activities incurred by the New York Plants and (b) the related income tax consequences for the parent entities, which were not sold, but for which income tax consequences exist relating to the entity that was sold.

(e)          As we incurred a loss from continuing operations for the applicable period, we do not assume any potentially dilutive shares in the computation of diluted loss per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: February 27, 2006	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and
Controller

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated February 23, 2006